                                                                   EXHIBIT 1.1





                                5,350,000 SHARES

                          TESORO PETROLEUM CORPORATION

                                  COMMON STOCK
                              ($.16 2/3 PAR VALUE)


                             UNDERWRITING AGREEMENT

                                                                   June 22, 1994


CS FIRST BOSTON CORPORATION
SMITH BARNEY INC.
JEFFERIES & COMPANY, INC.,
   As Representatives of the Several Underwriters,
         c/o CS First Boston Corporation,
               Park Avenue Plaza,
                 New York, N. Y.  10055

Dear Sirs:

         1. Introductory. Tesoro Petroleum Corporation, a Delaware corporation ("Company"), proposes to issue and sell 5,350,000 shares ("Firm Shares") of its Common Stock, par value $.16 2/3 per share ("Common Stock"), and also proposes to issue and sell to the Underwriters, at your option, an aggregate of not more than 500,000 additional shares ("Optional Shares") of its Common Stock as set forth below. The Firm Shares and the Optional Shares are hereinafter collectively referred to as the "Securities". The Company hereby agrees with the several Underwriters named in Schedule A hereto
("Underwriters") as follows:

         2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

              (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended ("Act"), and a registration statement (No. 33-53587), including a form of prospectus, relating to the Securities has been filed with the Securities and Exchange Commission ("Commission") and either (i) has been declared effective under the Act and is not proposed to be amended or (ii) is proposed to be amended by amendment or post-effective amendment. If the Company does not propose to amend such registration statement and if any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. For purposes of this





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
   Agreement, "Effective Time" means (i) if the Company has advised you that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission, or (ii) if the Company has advised you that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. "Effective Date" means the date of the Effective Time. Such registration statement, as amended at the Effective Time, including all material incorporated by reference therein and including all information (if any) deemed to be a part of such registration statement as of the Effective Time pursuant to Rule 430A(b) under the Act, is hereinafter referred to as the "Registration Statement", and the form of prospectus relating to the Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act or (if no such filing is required) as included in the Registration Statement, including all material incorporated by reference in such prospectus, is hereinafter referred to as the "Prospectus".

              (b) If the Effective Time is prior to the execution and delivery of this Agreement: (i) on the Effective Date, the Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) on the date of this Agreement, the Registration Statement conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b), the Registration Statement and the Prospectus will conform, in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time is subsequent to the execution and delivery of this Agreement: on the Effective Date, the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The two preceding sentences do not apply to statements in or omissions from the Registration Statement or Prospectus based upon written information furnished to the Company by any Underwriter through you specifically for use therein.

              (c) The documents which are incorporated by reference in the Registration Statement and the Prospectus, and any amendments or supplements thereto, when they were filed with the Commission or were or hereafter are last amended, complied or will comply in all respects with the requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the Rules and Regulations promulgated under the Exchange Act, and when read together with the information in the Prospectus, no such document, when it was filed with the Commission or was or hereafter is last amended, contained or will contain an





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   untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

              (d) All the outstanding shares of capital stock of the Company have been, and the Securities, when issued, delivered and paid for in the manner herein discussed, will be, duly authorized, validly issued, fully paid and nonassessable and free of any preemptive or similar rights. The capital stock of the Company conforms to the description thereof contained in the Registration Statement and the Prospectus. Except as disclosed in the Prospectus, (i) there are no outstanding options, warrants or other rights to acquire any shares of the capital stock of the Company or securities convertible into or exercisable or exchangeable for any shares of the capital stock of the Company, and (ii) there are no restrictions upon the voting or transfer of any shares of the capital stock of the Company pursuant to the Company's certificate of incorporation or bylaws or any agreement or other instrument to which the Company is a party or by which it is bound.

              (e) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify will not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole.

              (f) All the Company's subsidiaries that are required to be listed in an exhibit to the Registration Statement or to any document incorporated by reference therein are so listed. All of such subsidiaries, together with Tesoro E&P Company, L.P., a Delaware limited partnership, and Tesoro Gas Resources Company, Inc., a Delaware corporation, but excluding Tesoro Environmental Resources Company, a Delaware corporation, are referred to collectively herein as the "Subsidiaries". Each Subsidiary is a corporation or limited partnership duly organized, validly existing and in good standing in the jurisdiction of its organization, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify will not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole. All the outstanding shares of capital stock of, or other equity interests in, each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance, except for the lien granted pursuant to the bank credit facility referenced in the Registration Statement.

              (g) The Company and the Subsidiaries have all requisite corporate or partnership power and authority, and have obtained all necessary authorizations, approvals, orders, licenses, franchises, certificates and permits of and from all governmental regulatory





                                      -3-
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   officials and bodies ("Permits"), to own, lease and operate their respective properties and conduct their respective businesses as described in the Registration Statement and the Prospectus, except where the failure to obtain such Permits will not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole. Each of the Company and the Subsidiaries has fulfilled and performed all its current material obligations with respect to such Permits, and no event has occurred that allows, or after notice or lapse of time, or both, would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit, except in each case as may be described in the Registration Statement and the Prospectus or, whether or not so described, where the failure to do so will not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole. Except as described in the Registration Statement and the Prospectus or, whether or not so described, as is customary in the oil and gas industry or in the areas where the properties of the Company or the Subsidiaries are located, such Permits contain no restrictions that are materially burdensome to the Company and the Subsidiaries, taken as a whole. The Company and the Subsidiaries own, or possess adequate rights to use, all trademarks, service marks and other rights necessary for the conduct of their business as presently conducted and described in the Registration Statement and the Prospectus, and neither the Company nor any of the Subsidiaries has received any notice of conflict with the asserted rights of others in any such respect that would materially adversely affect their business, and neither the Company nor any Subsidiary knows of any basis therefor. The property and business of the Company and the Subsidiaries, taken as a whole, conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

              (h) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or to which any of their respective properties, is subject that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act.

              (i) Neither the Company nor any of the Subsidiaries is (i) in violation of any term or provision of its certificate or articles of incorporation or bylaws, or other organizational documents, (ii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any judgment or decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, which violation would have a material adverse effect on the condition (financial or other), business, property net worth or results of operations of the Company and the Subsidiaries, taken as a whole, or (iii) in default (and no event has occurred that with notice or lapse of time, or both, would constitute a default) in any respect in the due performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, which default would have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

              (j) Neither the execution, delivery and performance of this Agreement by the Company, the issuance, offer, sale and delivery of the Securities, nor the consummation by the Company of the transactions contemplated by this Agreement (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (other than (A) the registration of the Securities under the Act and (B) compliance with the securities or Blue Sky laws of various jurisdictions, all of which will be, or have been, effected in accordance with this Agreement) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, which conflict, breach or default, as the case may be, would have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, or (iii) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject, which creation or imposition would have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

              (k) Deloitte & Touche, the accountants for the Company who have certified the financial statements and the related financial statement schedules included in the Company's most recent Annual Report on Form 10-K, which is incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants with respect to the Company and the Subsidiaries as required by the Act.

              (l) Netherland, Sewell & Associates, Inc. ("Netherland Sewell"), whose reserve reports are referred to in the Registration Statement and the Prospectus, are independent petroleum engineers with respect to the Company and the Subsidiaries.

              (m) The consolidated financial statements, together with related schedules and notes, included in or incorporated by reference in the Registration Statement and the





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
   Prospectus present fairly the consolidated financial position, results of operations and cash flows of the Company and the Subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply. Such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein. All of the information furnished by the Company to Netherland Sewell and used in connection with the preparation of such reports (including, but not limited to, information regarding working interests, net revenue interests and pricing) was true and correct in all material respects as of the applicable effective date of such reports. The other financial and statistical information and data set forth in or incorporated by reference into the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with such financial statements or reserve reports and the books and records of the Company.

              (n) The Company has all corporate power and authority necessary to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting creditors' rights generally and by general equitable principles.

              (o) Except as disclosed in the Registration Statement and the Prospectus, subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus, neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any material change in the capital stock of the Company or any of the Subsidiaries, or material increase in the short-term debt or long-term debt of the Company and the Subsidiaries, taken as a whole, or any material adverse change, or any development with respect to the Company involving or which may reasonably be expected to involve a prospective material adverse change, in the condition (financial or other), business, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

              (p) Each of the Company and the Subsidiaries, except with respect to its respective interests in oil and gas leases, has good and marketable title in fee simple to all material real property owned by it, valid and defensible title to all material personal property owned by it and valid and enforceable interests in leases of all material real and personal property leased by it, in each case free and clear of all security interests, mortgages, pledges, liens, encumbrances, charges and defects (collectively, "encumbrances"), except for those encumbrances granted to secure indebtedness specified in the Registration Statement and those that do not materially and adversely affect the value of such property or materially interfere with the intended use of such property by it. Each of the Company and the





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
   Subsidiaries has good and defensible title to all of its respective interests in oil and gas leases, free and clear of any encumbrances, except encumbrances granted to secure the indebtedness specified in the Registration Statement, subject only to liens for taxes or charges of mechanics or materialmen not yet due and to encumbrances under gas sales contracts, operating agreements, unitization and pooling agreements and other similar agreements customarily found in connection with comparable drilling and producing operations, and encumbrances which would not have a material adverse effect on the condition (financial and other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, and to title defects that are, singly and in the aggregate, not material in amount and do not materially interfere with its use or enjoyment of its oil and gas properties, taken as a whole.
   Each of the Company and the Subsidiaries has conducted such title investigations and has acquire its respective interests in oil and gas leases in such manner as is customary in the oil and gas industry. Each of the Company and the Subsidiaries has complied in all material respects with the terms of the oil and gas leases in which it purports to own an interest, and all of such leases are in full force and effect (except where the failure so to comply or to be in full force and effect would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its Subsidiaries, taken as a whole).

              (q) The Company has not distributed and, prior to the latest to occur of (i) the First Closing Date (as defined below), (ii) the Optional Shares Closing Date (as defined below) and (iii) the completion of the Company's distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Prospectus or other materials permitted by the Act.

              (r) Neither the Company nor any Subsidiary is an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the Rules and Regulations thereunder.

              (s) To the Company's knowledge, neither the Company nor any of the Subsidiaries nor any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

              (t) Other than as described in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

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              (u)   Neither the Company nor any of the Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

              (v) Each of the Company and the Subsidiaries has filed all federal, state and local tax returns that are required to be filed or has obtained extensions thereof, and has paid all material taxes shown on such returns and all assessments received by it to the extent that the same have become due or is contesting such taxes in good faith by appropriate proceedings, except insofar as the failure to file such returns would have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

              (w) Except for the shares of capital stock of or other equity interests in each of the Subsidiaries, neither the Company nor any of the Subsidiaries owns any shares of stock or any other securities of any corporation or has any equity interest in any firm, partnership, association or other entity material in amount in relation to the net assets of the Company and the Subsidiaries taken as a whole, other than as disclosed in the Prospectus or as reflected in the consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus.

              (x) The Company has complied with all of the provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida statutes, and all regulations promulgated thereunder relating to issuers doing business with the Government of Cuba or with any person or any affiliate located in Cuba.

              (y) The Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

              (z) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, securityholders, customers or suppliers of the Company on the other hand, that is required to be described in the Prospectus and is not so described.

              (aa) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and does not expect to incur liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or
   (B) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

              (ab) Except as disclosed in the Registration Statement and the Prospectus, there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of solid wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or would not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its Subsidiaries, taken as a whole; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its Subsidiaries or with respect to which the Company has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its Subsidiaries, taken as a whole; and the terms "solid wastes", "hazardous wastes" and "hazardous substances" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

              (ac) Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the transactions contemplated hereby.

         3. Purchase, Sale and Delivery of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of $9.855 per share, the respective numbers of Firm Shares set forth opposite the names of the Underwriters in Schedule A hereto.

         The Company will deliver the Firm Shares to you for the accounts of the Underwriters, against payment of the purchase price by certified or official bank check or checks in federal

(same day) funds drawn to the order of the Company, at the office of Baker & Botts, L.L.P., One Shell Plaza, Houston, Texas, at 10:00 A.M., Houston time, on June 29, 1994 or at such other date and time not later than seven full business days thereafter as you and the Company determine, such time being herein referred to as the "First Closing Date". At the First Closing Date, the Company will reimburse you by certified or official bank check for the cost of obtaining federal (same day) funds and for one day of interest, at the federal (same day) funds interest rate, on the aggregate Firm Shares purchase price. The certificates for the Firm Shares so to be delivered will be in definitive form, in such denominations and registered in such names as you request two business days prior to the First Closing Date and will be made available for checking and packaging at the office of CS First Boston Corporation at least 24 hours prior to the First Closing Date.

         In addition, upon written notice from CS First Boston Corporation given to the Company not more than 30 days subsequent to the date of the initial public offering of the Securities, the Underwriters may purchase from time to time up to all of the Optional Shares at the purchase price per share to be paid for the Firm Shares. The Company agrees to sell to the Underwriters the number of Optional Shares specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Shares. Such Optional Shares shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of Firm Shares set forth opposite such Underwriter's name in Schedule A hereto bears to the total number of Firm Shares (subject to adjustment by you to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Shares. No Optional Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Shares or any portion thereof may be surrendered and terminated at any time upon notice by you to the Company.

        The time for the delivery of and payment for the Optional Shares, being herein referred to as an "Optional Shares Closing Date" (which may be the First Closing Date), shall be determined by you but shall not be later than ten days after written notice of election to purchase the Optional Shares is given. The Company will deliver the OptionalShares to you for the accounts of the several Underwriters, against payment of the purchase price therefor by certified or official bank check or checks in federal (same day) funds drawn to the order of the Company, at the office of CS First Boston Corporation. At the Optional Shares Closing Date, the Company will reimburse you by certified or official bank check for the cost of obtaining federal (same day) funds and for one day of interest, at the federal (same day) funds interest rate, on the Optional Shares purchase price. The certificates for the Optional Shares will be in definitive form, in such denominations and registered in such names as you request two business days prior to the Optional Shares Closing Date (except in the event that the Optional Shares Closing Date is the First Closing Date, in which event such request will be made at least 24 hours prior to the Optional Shares Closing Date) and will be made available for checking and packaging at the above office of CS First Boston Corporation at least 24 hours prior to the Optional Shares Closing Date.

         4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

         5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

              (a) If the Effective Time is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by you, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifth business day after the Effective Date. The Company will advise you promptly of any such filing pursuant to Rule 424(b).

              (b) The Company will advise you promptly of any proposal to amend or supplement the registration statement as filed or the related prospectus or the Registration Statement or the Prospectus and will not effect such amendment or supplementation without your consent; and the Company will also advise you promptly of the effectiveness of the Registration Statement (if the Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

              (c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither your consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

              (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

              (e) The Company will furnish to you copies of the Registration Statement (four of which will be signed and will include all exhibits), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you reasonably request.

              (f) The Company will use its best efforts to arrange for the qualification of the Securities for sale under the laws of such jurisdictions as you designate and to continue such qualifications in effect so long as required for the distribution, except that the Company will not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

              (g) During the period of five years hereafter, the Company will furnish to you and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to you
   (i) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as you may reasonably request.

              (h) The Company will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Underwriters for any expenses (including fees and disbursements of counsel) incurred by them in connection with qualification of the Securities for sale under the laws of such jurisdictions as you designate and the printing of memoranda relating thereto, for the filing fee of the National Association of Securities Dealers, Inc. relating to the Securities and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

              (i) The Company will take such steps as shall be necessary to ensure that neither the Company nor any Subsidiary shall become an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the Rules and Regulations thereunder.

              (j) The Company will apply the net proceeds from the sale of the Securities as set forth in the Prospectus.

              (k) The Company will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of its capital stock or debt securities to facilitate the sale or resale of the Securities.

              (l) The Company will not offer, sell, contract to sell or otherwise dispose of any additional shares of its Common Stock or Preferred Stock or any security convertible into or exchangeable for Common Stock or Preferred Stock without the prior written consent of CS First Boston Corporation for a period of 90 days after the date of the Prospectus, except for the issuance of 58,043 shares of Common Stock to be issued pursuant to court order in the Croyden Associates litigation and issuances pursuant to the exercise of employee stock options outstanding on the date hereof.

         6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Shares on the First Closing Date and the Optional Shares on the Optional Shares Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

              (a) You shall have received a letter, dated the date of delivery thereof (which, if the Effective Time is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to the Effective Time), of Deloitte & Touche confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that:

                    (i) in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                    (ii) they have made a review of the unaudited financial statements included in the Registration Statement in accordance with standards established by the American Institute of Certified Public Accountants, as indicated in their report attached to such letter;

                    (iii)  on the basis of the review referred to in clause
         (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                    (A) the unaudited financial statements included in the Registration Statement do not comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements in the Registration Statement;

                    (B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated total current assets or common stock and other stockholders' equity, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                    (C) for the period from the closing date of the latest
              income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants, there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in total consolidated revenues, operating income or in the total or per share amounts of net earnings before extraordinary items or of net earnings;

         except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur;

                    (iv) on the basis of a reading of the unaudited pro forma consolidated financial statements included in the Registration Statement and the Prospectus (the "pro forma financial statements"), inquiries of officials of the Company who have responsibility for financial and accounting matters, other specified procedures, and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements; and

                    (v) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results.

         For purposes of this subsection, if the Effective Time is subsequent to the execution and delivery of this Agreement, "Registration Statement" shall mean the registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to the Effective Time, and "Prospectus" shall mean the
         prospectus included in the Registration Statement.   All financial
         statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Registration Statement for purposes of this subsection.

              (b) You shall have received a letter, dated the date of delivery thereof (which, if the Effective Time is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to the Effective Time), of Netherland Sewell confirming that they are independent petroleum engineers within the meaning of the Act and the applicable published Rules and Regulations thereunder and to such further effect as you may reasonably request.

              (c) If the Effective Time is not prior to the execution and delivery of this Agreement, the Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by you. If the Effective Time is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or you, shall be contemplated by the Commission.

              (d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or any Subsidiary which, in the judgment of a majority in interest of the Underwriters including you, materially impairs the investment quality of the Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including you, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Securities.

              (e) You shall have received an opinion, dated such Closing Date, of Fulbright & Jaworski L.L.P., counsel for the Company, to the effect that:

                    (i) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify will not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as whole;

                    (ii) Each of the Subsidiaries is a corporation or limited partnership duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, with full corporate or partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify will not have a material adverse effect upon the Company and the Subsidiaries, taken as a whole; and all of the outstanding shares of capital stock of, or other equity securities in, each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned of record, and to the best knowledge of such counsel are beneficially owned, by the Company directly, or indirectly through one or more of the other Subsidiaries, free and clear of any perfected security interest, except for the lien granted pursuant to the bank credit facility referenced in the Registration Statement;

                    (iii) The authorized capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus under the caption "Description of Capital Stock;"

                    (iv) The Securities and all other outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and the stockholders of the Company have no preemptive or similar rights with respect to the Securities;

                    (v) The Registration Statement and all post-effective amendments thereto, if any, have become effective under the Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or threatened by the Commission;

                    (vi) The Company has full corporate power and authority to enter into this Agreement and to perform its obligations (including the issuance and sale of the Securities) hereunder, and this Agreement has been duly authorized, executed and delivered by the Company and is a valid, legal and binding agreement of the Company, enforceable in accordance with its terms, except as rights to indemnification and contribution hereunder may be limited by applicable securities laws and except as the enforceability of the Company's obligations hereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles;

                    (vii) To the best knowledge of such counsel, neither the Company nor any of the Subsidiaries (A) is in violation of its certificate or articles of incorporation or bylaws, or other organizational documents, (B) is in breach of, or in default (nor has an event occurred that with notice, lapse of time or both would constitute such a default) under, any agreement, instrument or document which is included or incorporated by reference as an exhibit to the Registration Statement, (C) is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or (D) has received any notice of conflict with the asserted rights of others in respect of trademarks, service marks or other intellectual property rights necessary for the conduct of their business, in each case in which such breach, default, violation or conflict would have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole;

                    (viii) None of the execution, delivery or performance of this Agreement, the offer, issuance, sale or delivery of the Securities, compliance by the Company with all provisions hereof or consummation by the Company of the transactions contemplated hereby
         (A) conflicts or will conflict with or constitutes or will constitute a breach of, or a default (or an event that with notice or lapse of time, or both, would constitute a default) under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries, or any of the documents or agreements that are included or incorporated by reference as exhibits to the Registration Statement; (B) will, to the best knowledge of such counsel, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries; or (C) will result in any violation of any existing law, statute, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws) or, to the best knowledge of such counsel, any existing judgment, injunction, order or decree of any court or of any federal, state or other regulatory authority or other governmental body having jurisdiction over the Company, any of the Subsidiaries or any of their respective properties (except that such counsel shall express no opinion as to the accuracy, completeness or fairness of any disclosure in the Registration Statement except as otherwise provided herein);

                    (ix) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official is required on the part of the Company for the valid issuance and sale of the Securities to you pursuant to this Agreement other than (A) the registration of the Securities under the Act and (B) compliance with the securities or Blue Sky laws of various jurisdictions;

                    (x) The Registration Statement and the Prospectus (except for the financial statements and the notes thereto and the schedules and other financial, reserve and statistical data contained or incorporated by reference therein and the exhibits thereto, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act and the documents, and each amendment or supplement thereto, incorporated by reference into the Registration Statement or the Prospectus (except for the financial statements and the notes thereto and the schedules and other financial, reserve and statistical data contained or incorporated by reference therein and the exhibits thereto, as to which such counsel need not express any opinion) complied when filed as to form in all material respects with the requirements of the forms on which they were filed under the Exchange Act;

                    (xi) To the best knowledge of such counsel, (A) other than as described in the Registration Statement and the Prospectus, there are no legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries or any of their respective properties is subject, that are required to be described in the Registration Statement or Prospectus and (B) there are no agreements, contracts, indentures, leases or other documents or instruments, that are required to be described in the Registration Statement or the Prospectus, or filed as exhibits to the Registration Statement, that are not described or filed as required;

                    (xii) To the best knowledge of such counsel, there are no statutes or regulations relating to the exploration for, development, production and marketing of oil and gas that are required to be described in the Registration Statement or Prospectus that are not described as required;

                    (xiii) The statements in the Registration Statement and Prospectus, insofar as they are descriptions of contracts, agreements or other legal documents to which the Company or any of the Subsidiaries is a party, are accurate in all material respects and present fairly the information required to be shown; and

                     (xiv) Except as described in the Prospectus, such counsel knows of no outstanding option, warrant or other right calling for the issuance of, and such counsel knows of no commitment to issue, any share of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company; and except as described in the Prospectus, such counsel does not know of any holder of any securities of the Company or any other person who has the right, contractual or otherwise, to require registration under the Act of an offering of shares of capital stock of the Company as a result of the filing of the Registration Statement.

         In rendering such opinion, such counsel shall also state that, such counsel has participated in conferences with officers and other representatives of the Company, counsel for the Underwriters, representatives of the independent public accountants for the Company and your representatives at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except to the extent specified elsewhere in this opinion letter), on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company), no facts have come to such counsel's attention that lead it to believe that the Registration Statement, at the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the Effective Date, contained an untrue statement of a material fact oromitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as to financial statements, schedules or other financial or statistical data or the oil and gas reserve evaluation and related data included in the Registration Statement or the Prospectus, as to which such counsel express no opinion).

              In rendering such opinions, such counsel may (i) rely in respect of factual matters upon certificates of officers of the Company and upon information obtained from public officials and other sources believed by such counsel to be reliable, (ii) assume that the signatures on all documents examined by such counsel (other than the signature of the Company on this Agreement) are genuine, which assumption they may state they have not independently verified, (iii) state that their opinion is limited to federal laws, Texas law, New York law and the Delaware General Corporation Law, (iv) state that their opinion is furnished as counsel to the Company to you and is solely for your benefit and (v) include other customary conditions and exceptions in their opinion acceptable to you and your counsel.

              (f) You shall have received from Baker & Botts, L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as you may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

              (g) You shall have received a certificate, dated such Closing Date, of the President or any Vice-President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operation of the Company and the Subsidiaries except as set forth in or contemplated by the Prospectus, excluding any material incorporated by reference into the Prospectus subsequent to the execution and delivery of this Agreement.

              (h) You shall have received a letter, dated such Closing Date, of Deloitte & Touche which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than five days prior to such Closing Date for the purposes of this subsection.

              (i) You shall have received a letter, dated such Closing Date, of Netherland Sewell to such effect as you may reasonably request.

              (j) The Securities shall have been duly listed, subject only to notice of issuance, on the New York Stock Exchange.

              (k) You shall have received copies of the agreements between the Underwriters and each of the persons and entities listed on Schedule B hereto, which agreements (other than the agreement with MetLife Security Insurance Company of Louisiana ("MetLife Louisiana")) provide that for a period of 90 days (and in the case of Oakville N.V. 60 days) after the initial public offering of the Securities, the respective person will not, without the prior written consent of CS First Boston Corporation, directly or indirectly, sell, agree to sell, contract to sell or otherwise dispose of any shares of Common Stock or any shares of preferred stock, no par value ("Preferred Stock"), of the Company or any securities convertible into or exercisable for any such shares of Common Stock or Preferred Stock and which agreement with MetLife Louisiana is dated June 1, 1994 and executed for MetLife Louisiana by James S. Russell, Vice President and Treasurer of MetLife Louisiana.

The Company will furnish you with such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

         7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you specifically for use therein; and provided, further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter (or any person who controls such Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person a copy of the Prospectus (exclusive of material incorporated by reference) or the Prospectus as amended or supplemented (exclusive of material incorporated by reference), at or prior to the written confirmation of the sale of such Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission or alleged untrue statement or omission of a material fact made in such preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) and where the Company had previously furnished copies thereof to such Underwriter.

         (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

         (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b)above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

         8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Securities hereunder on either the First or Optional Shares Closing Date and the aggregate number of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Securities that the Underwriters are obligated to purchase on such Closing Date, you may make arrangements satisfactory to the Company for the purchase of such Securities by otherpersons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Securities with respect to which such default or defaults occur exceeds 10% of the total number of Securities that the Underwriters are obligated to purchase on such Closing Date, and arrangements satisfactory to you and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9 (provided that if such default occurs with respect to Optional Shares after the First Closing Date, this Agreement will not terminate as to the Firm Shares). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect, and if any Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 6(d), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities.

         10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to you c/o CS First Boston Corporation, Park Avenue Plaza, New York, N.Y. 10055, Attention: Investment

Banking Department -- New Issue Processing Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Tesoro Petroleum Corporation, 8700 Tesoro Drive, San Antonio, Texas 78217, Attention:
Bruce A. Smith; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

         11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

         12. Representation of Underwriters. You will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by you jointly or by CS First Boston Corporation will be binding upon all the Underwriters.

         13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.



                                        Very truly yours,
                                        TESORO PETROLEUM CORPORATION


                                        By _________________________



The foregoing Underwriting Agreement is
hereby confirmed and accepted as of the
date first above written.

   CS FIRST BOSTON CORPORATION
   SMITH BARNEY INC.
   JEFFERIES & COMPANY, INC.,
         As Representatives of the Several Underwriters

   By CS FIRST BOSTON CORPORATION



         By   ___________________________________

                                   SCHEDULE A





                                                                    NUMBER OF
         UNDERWRITER                                               FIRM SHARES
         -----------                                               -----------


CS First Boston Corporation                                        1,133,334
Smith Barney Inc.                                                  1,133,333
Jefferies & Company, Inc.                                          1,133,333
A.G. Edwards & Sons, Inc.                                            150,000
Gaines, Berland Inc.                                                  75,000
Howard, Weil, Labouisse, Friedrichs Incorporated                     150,000
Johnson Rice & Company                                                75,000
Kidder, Peabody & Co. Incorporated                                   150,000
Ladenburg, Thalmann & Co. Inc.                                        75,000
Laidlaw Equities, Inc.                                                75,000
Lehman Brothers Inc.                                                 150,000
Monness, Crespi, Hardt & Co., Inc.                                    75,000
Morgan Stanley & Co. Incorporated                                    150,000
Oppenheimer & Co., Inc.                                              150,000
PaineWebber Incorporated                                             150,000
Petrie Parkman & Co., Inc.                                           150,000
Principal Financial Securities, Inc.                                  75,000
Rauscher Pierce Refsnes, Inc.                                         75,000
Southcoast Capital Corporation                                        75,000
S.G. Warburg & Co., Inc.                                             150,000
                                                                   ---------
         Total                                                     5,350,000
                                                                   =========

                                  SCHEDULE B

Ray C. Adam                                  MetLife Security Insurance Company
Robert J. Caverly                              of Louisiana
Peter M. Detwiler                            Oakville N.V.
Steven H. Grapstein                          Michael D. Burke
Charles F. Luce                              Gaylon H. Simmons
Raymond K. Mason, Sr.                        Bruce A. Smith
John J. McKetta, Jr.                         James W. Queen
Stewart G. Nagler                            Don E. Beere
James Q. Riordan                             James E. Duncan
William S. Sneath                            James C. Reed, Jr.
Arthur Spitzer                               William T. Van Kleef
Murray L. Weidenbaum
Charles Wohlstetter